EXHIBIT 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FOURTH QUARTER AND YEAR-END 2014 FINANCIAL RESULTS INCLUDING AN
ANNUAL INCREASE IN NET SALES OF 19%

NEWS RELEASE

Contact: Robert Censullo

(973) 386-9696

Tuesday, March 31, 2015

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE MKT: WTT) announced today results for the fourth quarter and twelve months ended December 31, 2014.

For the quarter ended December 31, 2014, the Company reported net sales of $9.3m, compared to $9.5m for the same period in 2013, a decrease of 2%. Net sales in the Network Solutions segment were $6.2m, compared to $6.0m for the same period in 2013, an increase of 3%. Net sales in the Test and Measurement segment were $3.2m, compared to $3.5m for the same period in 2013, a decrease of 10%.

For the twelve months ended December 31, 2014, the Company reported net sales of $40.3m, compared to $33.8m for the same period in 2013, an increase of 19%. Net sales in the Network Solutions segment were $28.2m, compared to $22.0m for the same period in 2013, an increase of 28%. Net sales in the Test and Measurement segment were $12.1m, compared to $11.8m for the same period in 2013, an increase of 3%.

Non-GAAP normalized EBITDA for the three and twelve month periods ended December 31 was $0.7m and $5.6m, for 2014 and $1.3m and $4.1m for 2013, respectively. Our non-GAAP normalized EBITDA results do not include the Company’s tax provision (benefit), depreciation and amortization and stock compensation expense, as well as interest expense, rental income from a property investment, a one-time gain from the sale of such property investment, a one-time gain from the sale of an investment security and certain other costs. A reconciliation of net income to non-GAAP normalized EBITDA results is included in an attachment to this press release.

Net income for the three and twelve month periods ended December 31 was $0.3m and $2.4m or $.01 and $.11 per diluted share for 2014 and $1.3m and $3.8m or $.05 and $.16 per diluted share for 2013, respectively. Net income from 2013 benefited from the non-cash recognition of the Company’s deferred tax asset.

Paul Genova, CEO of Wireless Telecom Group, Inc. commented “In 2014, we achieved strong revenue and income growth in the Network Solutions segment. Revenues increased by 28% to $28.2m and segment income increased by 36% to $7.6m driven by our strong position in the North American DAS market as well as continued global market gains in support of the carrier network build out for LTE.”

“Consistent with industry performance, the Network Solution Q4 order flow softened due to reductions in capital spending by the major domestic carriers. While we have seen an increase in current order backlog, we expect this softness to continue in the near term. However, according to a major US Carrier, global mobile data usage will more than double by 2019, increasing the need for global investment in LTE coverage and capacity for wireless operators over the long term. We believe our Network Solutions segment is well-positioned to take advantage of this growth and expect our order flow to improve as carrier spending returns to higher levels.”

Genova continued, “In 2014, our Test and Measurement segment remained steady contributing over $1m in segment income. Additionally, we generated cash flow from operating activities of $4m and we utilized $9.6m to repurchase 4.8m shares from our largest shareholder for $2 per share. We look forward to continued execution of our strategic plan, which may include additional investments in research and development as well as pursuing any opportunities that will increase shareholder value.”

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. A reconciliation of our non-GAAP measures is included in an attachment to this press release.

Forward-Looking Statements

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Specifically, no assurances can be made with respect to: the contract awarded by the FAA or the Company’s ability to: gain traction globally regarding the Company’s Network Solutions segment, grow profitability in the Company’s Network Solutions business segment, improve revenue growth in our Test and Measurement segment as a result of the release of our new Boonton USB Peak Power Meter product, continue execution on the Company’s strategic plan, including continued revenue, earnings and cash flow improvements, and increase value to the Company’s shareholders. Further information regarding risks and uncertainties that could affect the Company’s results are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.

About Wireless Telecom Group, Inc.

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise and generators. The Company serves both commercial and government markets with workflow-oriented, WiFi, WiMAX, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

See following Selected Financial Results

Wireless Telecom GroupINC.

25 Eastmans Road Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 386-9191

SELECTED FINANCIAL RESULTS
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	(unaudited)
	2014	2013	2014	2013
Statement of Operations Data:
Net sales	$9,341	$9,532	$40,337	$33,825

Gross profit	4,083	4,493	19,044	16,128

Operating expenses
Research and development	838	686	3,380	2,645
Sales and marketing	1,429	1,335	5,487	4,858
General and administrative	1,334	1,809	5,498	6,429
Total operating expenses	3,600	3,830	14,365	13,932

Operating income	483	663	4,679	2,196

Interest and other (income) expense	25	5	90	(371)

Income before income taxes	458	658	4,589	2,567

Net income	$285	$1,348	$2,424	$3,842

Net income per common share:
Basic	$0.01	$0.06	$0.12	$0.16
Diluted	$0.01	$0.05	$0.11	$0.16

Weighted average shares outstanding:
Basic	19,454	24,033	20,643	23,935
Diluted	20,526	24,945	21,801	24,534

	Three months ended		Twelve months ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
Reconciliation of GAAP Net Income to Non-GAAP Normalized EBITDA:
GAAP net income	$285	$1,348	$2,424	$3,842
Tax expense (benefit)	173	(691)	2,165	(1,275)
Depreciation	93	97	370	345
Stock compensation expense	122	267	357	746
Interest	-	-	-	114
Rental income	-	-	-	(225)
Realized gain on sale of non-marketable securities	-	-	-	(162)
Realized gain on building	-	-	-	(188)
Other non-operating costs	25	5	90	90
Non-recurring costs (1)	-	259	178	793
Non-GAAP normalized EBITDA	$698	$1,285	$5,584	$4,080

(1)	Includes professional fees related to our strategic business review

	December 31,	December 31,
	2014	2013

Balance Sheet Data:
Cash & cash equivalents	$10,724	$16,599

Working capital	$24,606	$29,205

Total assets	$36,289	$43,437

Total liabilities	$2,659	$3,163

Shareholders’ equity	$33,630	$40,274